Exhibit 99.1

Autonomix Medical Appoints Former Medtronic Chief Regulatory Counsel Sandra Cohen Kalter to Board of Directors

Appointment adds more than four decades of MedTech leadership, FDA regulatory and strategic transaction experience, including work supporting renal denervation and other category-defining technologies

THE WOODLANDS, TX, September 16, 2026 — Autonomix Medical, Inc. (NASDAQ: AMIX) (“Autonomix” or the “Company”), a medical device company dedicated to advancing precision nerve-targeted treatments, today announced the appointment of Sandra Cohen Kalter, former Vice President and Chief Regulatory Counsel of Medtronic plc (Medtronic) as a Board Member for Autonomix.

Ms. Kalter brings more than four decades of experience across the medical device and healthcare industries, including extensive senior-level experience at Medtronic, one of the world’s largest and most diversified medical technology companies. During her tenure at Medtronic, she played a key role in regulatory, clinical and strategic initiatives spanning multiple business units and oversaw due diligence and integration activities associated with more than 27 acquisitions.

Her Medtronic experience includes supporting some of the company’s most significant and innovative technologies, including the Symplicity Spyral™ Renal Denervation system, Evolut™ TAVR platform, Micra™ Transcatheter Pacing System, and PulseSelect™ Pulsed Field Ablation system. Her experience also includes involvement with the acquisition and integration of technologies that contributed to Medtronic’s expansion of its renal denervation platforms and electrophysiology.

“Sandy brings an extraordinary level of MedTech experience to Autonomix, particularly from her time at Medtronic, where she was at the intersection of regulatory strategy, clinical development, technology evaluation and corporate transactions,” said Walter Klemp, Chairman of the Board of Autonomix. “Her firsthand understanding of how a global medical device leader evaluates emerging technologies, navigates regulatory pathways and approaches strategic partnerships and acquisitions is exceptionally valuable to Autonomix as we advance our technology and expand our relationships across the industry.”

As a Board Member, Ms. Kalter will provide strategic guidance to Autonomix’s Board and management team as the Company advances its proprietary technologies and evaluates opportunities to expand its technology across additional therapeutic applications. Her experience is also expected to support the Company’s strategic discussions with potential industry partners and other stakeholders as Autonomix continues to develop its platform.

“I am excited to join Autonomix as a Board Member at an important stage in the Company’s development,” said Sandra Cohen Kalter. “Having spent much of my career at Medtronic helping guide innovative technologies through complex regulatory, clinical and strategic processes, I understand the importance of combining strong technology with a thoughtful development and commercialization strategy. Autonomix has developed a differentiated approach to nerve sensing and targeted therapy, leveraging advanced technology to potentially revolutionize how clinicians detect, interpret and treat nerve-related conditions. I believe Autonomix is well positioned to advance this technology toward clinical development and unlock its broader potential across the medical device landscape. I look forward to working with the Board and management team as the Company moves this important technology forward.”

Extensive Medtronic Experience

During her 20 years at Medtronic, Ms. Kalter served in senior legal regulatory leadership roles, including Vice President and Chief Regulatory Counsel, advising Medtronic business units on FDA strategy, clinical and legal regulatory matters, quality systems, product development and commercialization.

Her Medtronic experience includes:

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More than 27 acquisitions: Oversaw due diligence and integration activities for more than 27 acquisitions, including technologies that expanded Medtronic’s capabilities in renal denervation, electrophysiology and other areas of medical technology.

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Category-defining technologies: Regulatory and strategic involvement with major Medtronic platforms including Symplicity Spyral™ Renal Denervation, Evolut™ TAVR, Micra™ Transcatheter Pacing System and PulseSelect™ PFA.

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FDA and legal regulatory leadership: Built and managed an in-house FDA legal team supporting Medtronic’s business units and helping guide legal regulatory strategies for innovative medical technologies.

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Strategic technology evaluation: Extensive experience evaluating emerging medical technologies and navigating the regulatory, clinical and strategic considerations involved in bringing innovative devices into major medical device portfolios.

Prior to joining Medtronic, Ms. Kalter spent 13 years as FDA/Healthcare Counsel at King & Spalding LLP, where she advised clients on complex FDA regulatory matters, including regulatory filings and FDA advisory panel proceedings.

“Sandy’s experience is particularly relevant to where Autonomix is headed,” commented Brad Hauser, Chief Executive Officer of Autonomix. “We are developing technology at the intersection of sensing, neuromodulation and minimally invasive intervention, and her experience with major platforms in renal denervation and electrophysiology gives her a unique perspective on the opportunity in front of us. We are thrilled to have her strategic insight as we work to advance Autonomix toward clinical development and ultimately position the Company for broader industry partnerships.”

Ms. Kalter received a Juris Doctor degree from The George Washington University National Law Center and a Bachelor of Science in Journalism from Northwestern University.

About Autonomix Medical, Inc.

Autonomix is a medical device company focused on advancing innovative technologies to revolutionize how diseases involving the nervous system are diagnosed and treated. The Company’s first-in-class platform system technology includes a catheter-based microchip sensing array that may have the ability to detect and differentiate neural signals with greater sensitivity than currently available technologies. We believe this will enable, for the first time ever, transvascular diagnosis and treatment of diseases involving the peripheral nervous system virtually anywhere in the body.

Our technology constitutes a platform to address dozens of potential indications, including cardiology, hypertension and chronic pain management, across a wide disease spectrum. Our technology is investigational and has not yet been cleared for marketing in the United States.

For more information, visit autonomix.com and connect with the Company on X, LinkedIn, Instagram and Facebook.

Forward Looking Statements

Some of the statements in this release are “forward-looking statements,” which involve risks and uncertainties. Such forward-looking statements can be identified by the use of words such as “should,” “might,” “may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” and “proposes.” Forward-looking statements in this press release include, but are not limited to, expectations regarding the potential effectiveness and clinical benefits of Autonomix’s nerve-targeted treatments for pancreatic cancer pain and other conditions, the versatility and scalability of the Company’s platform technology, the potential for future clinical applications across multiple organ systems, the strength and scope of the Company’s intellectual property portfolio, and the potential for the Company’s patented technologies to support patient selection, procedural guidance and post-treatment monitoring across multiple neuromodulation applications.

Although Autonomix believes that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” and elsewhere in the most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (SEC) on May 27, 2026, and from time to time, our other filings with the SEC. Forward-looking statements speak only as of the date of this press release and Autonomix does not undertake any duty to update any forward-looking statements except as may be required by law.

Investor and Media Contact

JTC Team, LLC

Jenene Thomas

908.824.0775

autonomix@jtcir.com